As filed with the Securities and Exchange Commission on June 20, 2005

                                                      REGISTRATION NO. 333-_____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         CONCURRENT COMPUTER CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                     Delaware                      04-2735766
          (State or Other Jurisdiction          (I.R.S. Employer
        of Incorporation or Organization)    Identification Number)

                            4375 RIVER GREEN PARKWAY
                              DULUTH, GEORGIA 30096
   (Address, including zip code, of registrant's principal executive offices)

                        CONCURRENT COMPUTER CORPORATION
                              AMENDED AND RESTATED
                             2001 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                   GREG WILSON
                             CHIEF FINANCIAL OFFICER
                         CONCURRENT COMPUTER CORPORATION
                            4375 RIVER GREEN PARKWAY
                              DULUTH, GEORGIA 30096
                                 (678) 258-4000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:
                              ALAN J. PRINCE, ESQ.
                                 KING & SPALDING
                              191 PEACHTREE STREET
                           ATLANTA, GEORGIA 30303-1763
                                  404-572-4600

                                            CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Title of Each Class of                             Proposed Maximum    Proposed Maximum
Securities to be                                   Offering Price      Aggregate Offering Price (1)   Amount of
Registered               Amount to be Registered   Per Share (1)                                      Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per share                4,000,000 (2)  $             2.07  $                   8,280,000  $          974.56

Series A Participated
Cumulative Preferred
Rights (3)                          4,000,000                N/A                      N/A                        N/A
------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h), based upon the average of the high and low reported sales price of the Registrant's Common Stock on the Nasdaq National Market on June 17, 2005.

(2)  Does not include 3,000,000 shares of Common Stock of Concurrent
     Computer Corporation previously registered on Registration Statement No. 333-82686 and to which the Prospectus relating to this Registration Statement relates.

(3) The Series A Participating Cumulative Preferred Rights are attached to and trade with all the shares of Common Stock outstanding as of, and issued subsequent to, August 14, 1992, pursuant to the terms of the Rights Agreement, dated as of July 31, 1992, as amended on August 7, 2002. Until the occurrence of certain prescribed events, the Series A Participating Cumulative Preferred Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred only with such stock. The value attributable to such Series A Participating Cumulative Preferred Rights, if any, is reflected in the market price of Common Stock.

                     STATEMENT OF INCORPORATION BY REFERENCE
                     ---------------------------------------

     This Registration Statement on Form S-8 relating to the Amended and Restated 2001 Stock Option Plan of Concurrent Computer Corporation (the "Company") incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-82686, filed by the Company with the Securities and Exchange Commission on February 13, 2002, relating to the Company's 2001 Stock Option Plan, except for the information required by Items 6 and 8, which is contained below.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law generally provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation-a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute also provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise and permits a corporation to advance expenses to or on behalf of a person entitled to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

     Article XXIII of our Amended and Restated Bylaws provides for indemnification of our directors, officers, employees and agents for expenses (including attorneys' fees), judgments or fines of any threatened, pending or completed action, suit or proceeding.

     Article Eleventh of our Restated Certificate of Incorporation provides that directors shall not be liable for monetary damages resulting from a breach of their fiduciary duties, except for liability for any of the following: (1) any breach of the duty of loyalty to us and our stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) as provided under Section 174 of the Delaware General Corporation Law (which provides that directors are personally liable for unlawful dividends or unlawful stock repurchases or redemptions); or (4) any transaction from which a director personally derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of Article Eleventh to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of any of our


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
directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. Any repeal or modification of Article Eleventh shall not increase the personal liability of any of our directors for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of any of our directors existing hereunder prior to the time of such repeal or modification.

     We have entered into indemnity agreements with our directors and executive officers (each, an "Indemnitee" and collectively, the "Indemnitees"). The indemnity agreements provide a contractual right to indemnification to the Indemnitees for certain expenses incurred due to actions, suits or other proceedings brought against them in their capacity as directors, officers, employees or agents of us or any of our subsidiaries.

     We maintain director and officer liability insurance policies on behalf of any person who is or was a director or officer of us or our subsidiary companies providing for insurance against any liability incurred by him or her in any such capacity or arising out of his or her status as such. The policies contain various reporting requirements and exclusions.

ITEM  8.  EXHIBITS.

EXHIBIT  DESCRIPTION
-------  -----------

  4.1    Restated Certificate of Incorporation of the Company
         (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-2
         (No. 33-62440) dated May 7, 1993 and incorporated herein by reference)

  4.2    Amended and Restated Bylaws of the Company
         (filed as Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and incorporated herein by reference)

  4.3    Certificate of Correction to Restated Certificate of Incorporation of the
         Company (filed as Exhibit 3.3 to the Company's Annual report on Form 10-
         K for the fiscal year ended June 30, 2002 and incorporated herein by reference).

  4.4    Amended Certificate of Designation of Series A Participating Cumulative
         Preferred Stock (filed as Exhibit 4.1 to the Company's Registration
         Statement on Form 8-A/A dated August 9, 2002 and incorporated herein by reference).

  4.5    Amendment to Amended Certificate of Designations of Series A
         Participating Cumulative Preferred Stock (filed as Exhibit 4.1 to the
         Company's Registration Statement on Form 8-A/A dated August 9, 2002 and incorporated herein by reference).

  4.6    Form of Common Stock Certificate
         (filed as Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and incorporated herein by reference)

  4.7    Form of Rights Certificate (filed as Exhibit 4.2 to the Company's Current
         Report on Form 8-K/A dated August 7, 2002 and incorporated herein by reference)

  4.8    Amended and Restated Rights Agreement dated as of August 7, 2002 between the Company and American Stock Transfer & Trust Company, as
         rights agent (filed as Exhibit 4.1 to the Company's Current Report on Form
         8-K/A dated August 7, 2002 and incorporated herein by reference)

  5.1    Opinion of King & Spalding

  23.1   Consent of Deloitte & Touche LLP

  23.2   Consent of King & Spalding (included in Exhibit 5.1)


                                        3

   24.1  Power of Attorney (included on signature page)

   99.1  Concurrent Computer Corporation Amended and Restated 2001 Stock
         Option Plan

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Duluth, state of Georgia on this 20th day of June, 2005.

                                        CONCURRENT COMPUTER CORPORATION


                                        By:  /s/  Greg Wilson
                                           -----------------------
                                           Greg Wilson
                                           Chief Financial Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Gary Trimm and Greg Wilson, and each of them acting individually, as his attorney-in-fact, each with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 20th day of June, 2005:


       Signature                            Title
       ---------                            -----

/s/ Steve G. Nussrallah        Chairman of the Board
------------------------
Steve G. Nussrallah

/s/ Gary Trimm                 President, Chief Executive Officer and Director
------------------------       (Principal Executive Officer)
Gary Trimm

/s/ Greg Wilson                Chief Financial Officer
------------------------       (Principal Financial and Accounting Officer)
Greg Wilson

/s/ Alex B. Best               Director
------------------------
Alex B. Best

/s/ Charles Blackmon           Director
------------------------
Charles Blackmon

/s/ Michael A. Brunner         Director
------------------------
Michael A. Brunner

/s/ C. Shelton James           Director
------------------------
C. Shelton James

EXHIBIT                                     DESCRIPTION
-------                                     -----------

  4.1    Restated Certificate of Incorporation of the Company
         (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-2 (No. 33-
         62440) dated May 7, 1993 and incorporated herein by reference)

  4.2    Amended and Restated Bylaws of the Company
         (filed as Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and incorporated herein by reference)

  4.3    Certificate of Correction to Restated Certificate of Incorporation of the Company
         (filed as Exhibit 3.3 to the Company's Annual report on Form 10-K for the fiscal year ended June 30, 2002 and incorporated herein by reference).

  4.4    Amended Certificate of Designation of Series A Participating Cumulative Preferred
         Stock (filed as Exhibit 4.1 to the Company's Registration Statement on Form 8-A/A
         dated August 9, 2002 and incorporated herein by reference).

  4.5    Amendment to Amended Certificate of Designations of Series A Participating
         Cumulative Preferred Stock (filed as Exhibit 4.1 to the Company's Registration
         Statement on Form 8-A/A dated August 9, 2002 and incorporated herein by reference).

  4.6    Form of Common Stock Certificate
         (filed as Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and incorporated herein by reference)

  4.7    Form of Rights Certificate (filed as Exhibit 4.2 to the Company's Current Report on
         Form 8-K/A dated August 7, 2002 and incorporated herein by reference)

  4.8    Amended and Restated Rights Agreement dated as of August 7, 2002 between the
         Company and American Stock Transfer & Trust Company, as rights agent (filed as
         Exhibit 4.1 to the Company's Current Report on Form 8-K/A dated August 7, 2002 and incorporated herein by reference)

  5.1    Opinion of King & Spalding

  23.1   Consent of Deloitte & Touche LLP

  23.2   Consent of King & Spalding (included in Exhibit 5.1)

  24.1   Power of Attorney (included on signature page)

  99.1   Concurrent Computer Corporation Amended and Restated 2001 Stock Option Plan


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